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                                   EXHIBIT 22

                              SPARTON CORPORATION

The Registrant, Sparton Corporation, an Ohio Corporation, had the following subsidiaries at June 30, 1994:

                                                                                               Incorporated
                    Name                                                                            In
- - ------------------------------------------------                                               ------------
Domestic:
        Sparton Engineered Products, Inc.-KPI Group                                            Michigan
        Sparton Engineered Products, Inc.-KPI Group                                            Indiana
        Sparton Engineered Products, Inc.-Lake
          Odessa Group                                                                         Michigan
        Sparton Engineered Products, Inc.-Flora Group                                          Illinois
        Sparton Electronics Florida, Inc.                                                      Florida
        Sparton Technology, Inc.                                                               New Mexico


Foreign:
        Sparton of Canada, Limited                                                             Ontario, Canada
        Sparton Electronics International Sales, Ltd.                                          Barbados

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